                                                                      EXHIBIT 11


                        STERLING BANCORP AND SUBSIDIARIES
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                           THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                JUNE 30,                            JUNE 30,
                                      -----------------------------       -----------------------------
                                          2002              2001              2002              2001
                                      -----------       -----------       -----------       -----------
NET INCOME                            $ 5,230,609       $ 4,705,227       $10,496,910       $ 9,241,512
LESS: PREFERRED DIVIDENDS                  28,178            24,461            56,554            49,244
                                      -----------       -----------       -----------       -----------
NET INCOME AVAILABLE FOR COMMON
  SHAREHOLDERS AND ADJUSTED FOR
  DILUTED COMPUTATION                 $ 5,202,431       $ 4,680,766       $10,440,356       $ 9,192,268
                                      ===========       ===========       ===========       ===========


WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING                   10,038,682        10,103,651        10,070,931        10,068,938
ADD DILUTIVE EFFECT OF:
    STOCK OPTIONS                         473,517           381,045           457,419           252,176
    CONVERTIBLE PREFERRED STOCK           233,429           236,646           233,887           237,174
                                      -----------       -----------       -----------       -----------
ADJUSTED FOR ASSUMED DILUTED
    COMPUTATION                        10,745,628        10,721,342        10,762,237        10,558,288
                                      ===========       ===========       ===========       ===========



BASIC EARNINGS PER SHARE              $      0.52       $      0.46       $      1.04       $      0.91
                                      ===========       ===========       ===========       ===========
DILUTED EARNINGS PER SHARE            $      0.48       $      0.44       $      0.97       $      0.87
                                      ===========       ===========       ===========       ===========

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